Exhibit 99.1

2941 Fairview Park Drive, Suite 100
Falls Church, VA 22042-4513	News
www.generaldynamics.com
Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com

January 27, 2017

General Dynamics Reports Fourth-Quarter, Full-Year 2016 Results

•	Earnings from continuing operations up 5.6% to $807 million for fourth-quarter and up 3.3% to $3.1 billion for full-year 2016

•	Diluted EPS up 9.2% to $2.62 in fourth-quarter and full-year up 8.7% to $9.87

•	Operating margin in fourth-quarter of 13.6%, a 30 basis-point improvement, and full-year 2016 of 13.7%, a 40 basis-point improvement

•	Return on sales of 9.8% in the quarter and full year

FALLS CHURCH, Va. - General Dynamics (NYSE: GD) today reported fourth-quarter 2016 earnings from continuing operations of $807 million, a 5.6 percent increase over fourth-quarter 2015, on revenue of $8.2 billion. Diluted earnings per share from continuing operations were $2.62 compared to $2.40 in the year-ago quarter, a 9.2 percent increase.

Full-year Results
Full-year earnings from continuing operations were $3.1 billion, a 3.3 percent increase from 2015 on revenue of $31.4 billion. Diluted earnings per share from continuing operations were up 8.7 percent at $9.87 compared to $9.08 in 2015.

“The quarter is solid showing strong growth over the year-ago quarter in both revenue and earnings and the same was true on a sequential basis. These themes played out throughout the business groups as well,” said Phebe Novakovic, chairman and chief executive officer. “The year was strong with growth in earnings, margins, return on sales and an 8.7 percent increase in EPS over the prior year."

Margin
Company-wide operating margin was 13.6 percent for the fourth quarter, 30 basis points higher than the fourth-quarter 2015 margin, with expansion in Aerospace, Information Systems and Technology and Marine Systems. For the full year of 2016, operating margin was 13.7 percent, 40 basis points higher than the full-year 2015 margin.

Segment Highlights:
Aerospace
The Aerospace group reported fourth-quarter 2016 revenue of $2.22 billion, operating earnings of $436 million and operating margin of 19.6 percent. Compared to fourth-quarter 2015, revenue was up 3.8 percent, earnings were up 6.3 percent and margin
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was up 50 basis points. The group had solid order activity in the quarter and Gulfstream's two new large-cabin business jets continue to progress ahead of schedule, including the first flight of the G600 in December.

Combat Systems
Combat Systems reported fourth-quarter 2016 revenue of $1.68 billion, operating earnings of $259 million and operating margin of 15.4 percent. Compared to fourth-quarter 2015, revenue was up 10.5 percent, earnings were up 10.7 percent and margin was steady as the group continued its strong program and operating performance. The group booked multiple significant contracts in the quarter, including a $320 million contract from the U.S. Army for double-V-hulled Stryker vehicles.

Information Systems and Technology
The Information Systems and Technology group reported fourth-quarter 2016 revenue of $2.28 billion, operating earnings of $244 million and operating margin of 10.7 percent. Compared to fourth-quarter 2015, revenue was up 5.7 percent, earnings were up 6.1 percent and margin was up 10 basis points. The group had a book-to-bill ratio (orders divided by revenue) of approximately one-to-one for the year, demonstrating continued demand for its products and services in a cost-competitive market.

Marine Systems
Marine Systems reported fourth-quarter 2016 revenue of $2.04 billion, operating earnings of $186 million and operating margin of 9.1 percent. Compared to fourth-quarter 2015, revenue was up 3 percent, earnings were up 8.1 percent and margin was up 40 basis points. The group continues to execute on its extensive backlog and was awarded significant contracts in the quarter, including $375 million from the U.S. Navy for the design and construction of a fifth Expeditionary Sea Base auxiliary support ship.

Cash
Net cash provided by operating activities for the full year totaled $2.2 billion. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $1.8 billion for the year.

Backlog
General Dynamics’ total backlog at the end of 2016 was $59.8 billion. There was strong demand in the quarter across the company's portfolio. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $25 billion. Total potential contract value, the sum of all backlog components, was $84.8 billion at the end of the year.

Outlook
The company will provide its 2017 financial outlook on the financial results conference call, held at 9 a.m. EST, on Friday,

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January 27, 2017. Additional exhibits (Exhibit K, K-1, K-2 and K-3) are included in this release with 2016 results reflecting the new revenue recognition standard, Accounting Standards Codification (ASC) Topic 606, which the company adopted on January 1, 2017. These exhibits provide comparable information to help investors understand the 2017 financial outlook.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; C4ISR and IT solutions; and shipbuilding. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter and full-year 2016 financial results conference call at 9 a.m. EST on Friday, January 27, 2017. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 12 p.m. on January 27 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 877-344-7529 (international: 412-317-0088); passcode 10099610. The phone replay will be available from 3 p.m. January 27 through February 3, 2017.

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EXHIBIT A
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31		Variance
	2016	2015	$	%
Revenue	$8,233	$7,809	$424	5.4%
Operating costs and expenses	7,116	6,773	343
Operating earnings	1,117	1,036	81	7.8%
Interest, net	(23)	(19)	(4)
Other, net	—	2	(2)
Earnings from continuing operations before income tax	1,094	1,019	75	7.4%
Provision for income tax, net	287	255	32
Earnings from continuing operations	807	764	43	5.6%
Discontinued operations, net of tax	(10)	—	(10)
Net earnings	$797	$764	$33	4.3%
Earnings per share—basic
Continuing operations	$2.67	$2.44	$0.23	9.4%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$2.63	$2.44	$0.19	7.8%
Basic weighted average shares outstanding	302.5	313.3
Earnings per share—diluted
Continuing operations	$2.62	$2.40	$0.22	9.2%
Discontinued operations	(0.04)	—	(0.04)
Net earnings	$2.58	$2.40	$0.18	7.5%
Diluted weighted average shares outstanding	308.5	318.3

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EXHIBIT B
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Year Ended December 31		Variance
	2016	2015	$	%
Revenue	$31,353	$31,469	$(116)	(0.4)%
Operating costs and expenses	27,044	27,291	(247)
Operating earnings	4,309	4,178	131	3.1%
Interest, net	(91)	(83)	(8)
Other, net	13	7	6
Earnings from continuing operations before income tax	4,231	4,102	129	3.1%
Provision for income tax, net	1,169	1,137	32
Earnings from continuing operations	3,062	2,965	97	3.3%
Discontinued operations, net of tax	(107)	—	(107)
Net earnings	$2,955	$2,965	$(10)	(0.3)%
Earnings per share—basic
Continuing operations	$10.05	$9.23	$0.82	8.9%
Discontinued operations	(0.35)	—	(0.35)
Net earnings	$9.70	$9.23	$0.47	5.1%
Basic weighted average shares outstanding	304.7	321.3
Earnings per share—diluted
Continuing operations	$9.87	$9.08	$0.79	8.7%
Discontinued operations	(0.35)	—	(0.35)
Net earnings	$9.52	$9.08	$0.44	4.8%
Diluted weighted average shares outstanding	310.4	326.7

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended December 31		Variance
	2016	2015	$	%
Revenue:
Aerospace	$2,224	$2,142	$82	3.8%
Combat Systems	1,684	1,524	160	10.5%
Information Systems and Technology	2,284	2,161	123	5.7%
Marine Systems	2,041	1,982	59	3.0%
Total	$8,233	$7,809	$424	5.4%
Operating earnings:
Aerospace	$436	$410	$26	6.3%
Combat Systems	259	234	25	10.7%
Information Systems and Technology	244	230	14	6.1%
Marine Systems	186	172	14	8.1%
Corporate	(8)	(10)	2	20.0%
Total	$1,117	$1,036	$81	7.8%
Operating margin:
Aerospace	19.6%	19.1%
Combat Systems	15.4%	15.4%
Information Systems and Technology	10.7%	10.6%
Marine Systems	9.1%	8.7%
Total	13.6%	13.3%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31		Variance
	2016	2015	$	%
Revenue:
Aerospace	$8,362	$8,851	$(489)	(5.5)%
Combat Systems	5,602	5,640	(38)	(0.7)%
Information Systems and Technology	9,187	8,965	222	2.5%
Marine Systems	8,202	8,013	189	2.4%
Total	$31,353	$31,469	$(116)	(0.4)%
Operating earnings:
Aerospace	$1,718	$1,706	$12	0.7%
Combat Systems	914	882	32	3.6%
Information Systems and Technology	992	903	89	9.9%
Marine Systems	725	728	(3)	(0.4)%
Corporate	(40)	(41)	1	2.4%
Total	$4,309	$4,178	$131	3.1%
Operating margin:
Aerospace	20.5%	19.3%
Combat Systems	16.3%	15.6%
Information Systems and Technology	10.8%	10.1%
Marine Systems	8.8%	9.1%
Total	13.7%	13.3%

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EXHIBIT E
CONSOLIDATED BALANCE SHEETS
DOLLARS IN MILLIONS

	(Unaudited)
	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and equivalents	$2,334	$2,785
Accounts receivable	3,611	3,446
Contracts in process	5,282	4,357
Inventories	3,523	3,366
Other current assets	697	617
Total current assets	15,447	14,571
Noncurrent assets:
Property, plant and equipment, net	3,467	3,466
Intangible assets, net	678	763
Goodwill	11,445	11,443
Other assets	1,835	1,754
Total noncurrent assets	17,425	17,426
Total assets	$32,872	$31,997
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$900	$501
Accounts payable	2,538	1,964
Customer advances and deposits	4,939	5,674
Other current liabilities	4,469	4,306
Total current liabilities	12,846	12,445
Noncurrent liabilities:
Long-term debt	2,988	2,898
Other liabilities	6,062	5,916
Total noncurrent liabilities	9,050	8,814
Shareholders' equity:
Common stock	482	482
Surplus	2,819	2,730
Retained earnings	25,227	23,204
Treasury stock	(14,156)	(12,392)
Accumulated other comprehensive loss	(3,396)	(3,286)
Total shareholders' equity	10,976	10,738
Total liabilities and shareholders' equity	$32,872	$31,997

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EXHIBIT F
CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Year Ended December 31
	2016	2015*
Cash flows from operating activities—continuing operations:
Net earnings	$2,955	$2,965
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	366	366
Amortization of intangible assets	88	116
Equity-based compensation expense	100	110
Deferred income tax provision	376	167
Discontinued operations, net of tax	107	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(161)	604
Contracts in process	(1,033)	231
Inventories	(154)	(156)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	567	(89)
Customer advances and deposits	(825)	(1,756)
Other current liabilities	(30)	(52)
Other, net	(158)	101
Net cash provided by operating activities	2,198	2,607
Cash flows from investing activities:
Capital expenditures	(392)	(569)
Maturities of held-to-maturity securities	—	500
Proceeds from sales of assets	9	291
Other, net	(43)	(22)
Net cash (used) provided by investing activities	(426)	200
Cash flows from financing activities:
Purchases of common stock	(1,996)	(3,233)
Proceeds from fixed-rate notes	992	—
Dividends paid	(911)	(873)
Repayment of fixed-rate notes	(500)	(500)
Proceeds from stock option exercises	292	268
Other, net	(46)	(29)
Net cash used by financing activities	(2,169)	(4,367)
Net cash used by discontinued operations	(54)	(43)
Net decrease in cash and equivalents	(451)	(1,603)
Cash and equivalents at beginning of year	2,785	4,388
Cash and equivalents at end of year	$2,334	$2,785

*
Prior period information has been restated to reflect the reclassification of certain items in accordance with Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which we adopted in the second quarter of 2016.

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2016		2015
	Fourth Quarter		Fourth Quarter
Other Financial Information:
Return on equity (a)	28.0%		26.4%
Debt-to-equity (b)	35.4%		31.7%
Debt-to-capital (c)	26.2%		24.0%
Book value per share (d)	$36.29		$34.31
Total taxes paid	$282		$95
Company-sponsored research and development (e)	$94		$94
Shares outstanding	302,418,528		312,987,277

Non-GAAP Financial Measures:
	2016		2015 (f)
	Fourth Quarter	Twelve Months	Fourth Quarter	Twelve Months
Free cash flow from operations:
Net cash provided by operating activities	$826	$2,198	$337	$2,607
Capital expenditures	(148)	(392)	(209)	(569)
Free cash flow from operations (g)	$678	$1,806	$128	$2,038

Return on invested capital:
Earnings from continuing operations		$3,062		$2,965
After-tax interest expense		64		64
After-tax amortization expense		57		75
Net operating profit after taxes		3,183		3,104
Average invested capital		17,619		17,858
Return on invested capital (h)		18.1%		17.4%

Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (cont.)
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.

(b)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(c)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(d)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(e)	Includes independent research and development and Aerospace product-development costs.

(f)	Prior period information has been restated to reflect the reclassification of certain items in accordance with ASU 2016-09, which we adopted in the second quarter of 2016.

(g)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(h)
We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. Average invested capital is defined as the sum of the average debt and shareholders' equity for the year. ROIC excludes accumulated other comprehensive loss, goodwill impairments and non-economic accounting changes as they are not reflective of our operating performance. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations. After-tax interest and amortization expense is calculated using the statutory tax rate of 35 percent.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Fourth Quarter 2016
Aerospace	$10,893	$96	$10,989	$2,127	$13,116
Combat Systems	17,124	597	17,721	4,698	22,419
Information Systems and Technology	6,425	2,015	8,440	14,327	22,767
Marine Systems	14,927	7,723	22,650	3,873	26,523
Total	$49,369	$10,431	$59,800	$25,025	$84,825
Third Quarter 2016
Aerospace	$11,415	$108	$11,523	$2,158	$13,681
Combat Systems	17,659	436	18,095	4,469	22,564
Information Systems and Technology	7,143	2,057	9,200	14,444	23,644
Marine Systems	15,152	8,001	23,153	4,172	27,325
Total	$51,369	$10,602	$61,971	$25,243	$87,214
Fourth Quarter 2015
Aerospace	$13,292	$106	$13,398	$2,437	$15,835
Combat Systems	18,398	597	18,995	5,059	24,054
Information Systems and Technology	6,827	1,755	8,582	14,702	23,284
Marine Systems	13,266	11,879	25,145	2,263	27,408
Total	$51,783	$14,337	$66,120	$24,461	$90,581

*
The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value. We recognize options in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT I
FOURTH QUARTER 2016 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant orders during the fourth quarter of 2016:
Combat Systems

•	$320 from the U.S. Army for double-V-hulled vehicles under the Stryker Engineering Change Proposal (ECP) upgrade program and associated program management.

•	$260 from an international customer for the upgrade and modernization of light armored vehicles (LAVs).

•	$70 from the Army for munitions and ordnance.

•	$70 to produce Pandur armored vehicles and provide associated support services to the Austrian army.

•	$65 to convert Abrams M1A2 tanks to the M1A2S configuration for the Kingdom of Saudi Arabia.

•	$65 from the Army for contractor logistics support on the Abrams main battle tank program.

•	$65 to produce M3 amphibious bridging vehicles for a country in Southeast Asia.

•	$60 from the Irish Department of Defence for the upgrade and maintenance of Piranha III armored vehicles.

•	$50 from the Canadian government for various calibers of ammunition.

•	$45 to produce Piranha armored vehicles and provide associated support services to the Romanian army.
Information Systems and Technology

•	$90 from the U.S. Navy to provide fire control system modifications for ballistic-missile (SSBN) submarines.

•	$75 for support on the Canadian Maritime Helicopter Project (MHP).

•	$70 to provide support services for live and virtual training operations under the Warfighter Field Operations Customer Support (FOCUS) program.

•	$40 from the U.S. Census Bureau to provide contact-center systems and operations support for the 2020 Census Questionnaire Assistance program.

•	$35 from the Navy for missile guidance systems.
Marine Systems

•	$375 from the Navy for the design and construction of a fifth Expeditionary Sea Base (ESB) auxiliary support ship.

•	$145 from the Navy for maintenance and modernization work on the USS Montpelier, a Los Angeles-class attack submarine.

•	$80 from the Navy for planning yard services for the DDG-51 and FFG-7 Oliver Hazard Perry-class frigate programs.

•	$75 from the Navy for Advanced Nuclear Plant Studies in support of the Columbia-class submarine program (the Ohio-class submarine replacement program).

•	$55 from the Navy to provide ongoing lead yard services for the DDG-51 program.

•	$45 from the Navy to provide repair and modernization services for submarines located at Naval Submarine Base New London in Connecticut.

•	$40 from the Navy for maintenance and modernization work on the USS Spruance and USS Gonzalez DDG-51 destroyers.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2016	2015	2016	2015
Gulfstream Green Deliveries (units):
Large-cabin aircraft	30	25	104	112
Mid-cabin aircraft	6	12	24	35
Total	36	37	128	147
Gulfstream Outfitted Deliveries (units):
Large-cabin aircraft	21	31	88	120
Mid-cabin aircraft	6	7	27	34
Total	27	38	115	154
Pre-owned Deliveries (units):	2	2	8	7

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General Dynamics will provide its 2017 financial outlook on the financial results conference call, held at 9 a.m. EST, on Friday, January 27, 2017.
The following exhibits present 2016 results restated to reflect Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers.
These exhibits provide comparable information to help investors understand the 2017 financial outlook.

EXHIBIT K
REVENUE RECOGNITION ACCOUNTING CHANGE AS OF JANUARY 1, 2017

We adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, on January 1, 2017. ASC Topic 606 was issued by the Financial Accounting Standards Board (FASB), and requires the use of a five-step model for revenue recognition on our contracts.
ASC Topic 606 Impacts
The majority of our long-term contracts will continue to recognize revenue and earnings over time as the work progresses. Adoption of the new standard has two notable impacts:

•
We will use the cumulative catch-up method for recognizing adjustments in estimated profit on long-term contracts. The total impact of an adjustment in estimated profit recorded to date on a contract will be recognized in the period it is identified, rather than prospectively over the remaining contract term. Adjustments in contract estimates may be larger and more variable from period to period, particularly on our contracts of greater value and with a longer performance period (for example, in our Marine Systems group).

•
For our contracts for the manufacture of Gulfstream business-jet aircraft, we will record revenue at a single point in time when control is transferred to the customer at entry into service as opposed to our past practice of recognizing revenue at two contractual milestones, green and outfitted aircraft delivery.

These accounting changes impact only the timing of when we recognize revenue and earnings. They will not alter the cash flows or overall profitability of our contracts.

Adoption Method

We adopted ASC Topic 606 using the retrospective transition method. The benefit of the retrospective method of adoption is that it permits comparisons from period to period since all periods are presented on the same basis of accounting. Therefore, selected 2016 financial information is presented reflecting the adoption of ASC Topic 606 in the following exhibits to provide comparability with our 2017 forecasted results.
Prior-period (2015 and 2016) financial information will be restated in our 2017 Form 10-Q and 10-K filings, as applicable.
Other Financial Impacts
The revenue recognition accounting change is not expected to impact net cash provided by operating activities or free cash flow from operations. On the balance sheet, we anticipate some reclassifications between balance sheet accounts, but they are not expected to materially change the amount of net assets.
Additional information related to this change is contained in the company’s third-quarter 2016 Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 26, 2016.

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EXHIBIT K-1
REVENUE RECOGNITION ACCOUNTING CHANGE AS OF JANUARY 1, 2017

2016 AS REPORTED AND RESTATED RESULTS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	2016 REPORTED
	1Q	2Q	3Q	4Q	Full Year
Revenue:
Aerospace	$1,987	$2,134	$2,017	$2,224	$8,362
Combat Systems	1,273	1,315	1,330	1,684	5,602
Information Systems and Technology	2,333	2,229	2,341	2,284	9,187
Marine Systems	2,131	1,987	2,043	2,041	8,202
Total	$7,724	$7,665	$7,731	$8,233	$31,353
Operating earnings:
Aerospace	$411	$434	$437	$436	$1,718
Combat Systems	217	219	219	259	914
Information Systems and Technology	248	244	256	244	992
Marine Systems	192	181	166	186	725
Corporate	(15)	(8)	(9)	(8)	(40)
Total	$1,053	$1,070	$1,069	$1,117	$4,309

Earnings per share (a)	$2.37	$2.40	$2.48	$2.62	$9.87

	2016 RESTATED (b)
	1Q	2Q	3Q	4Q	Full Year
Revenue:
Aerospace	$1,781	$2,284	$1,925	$1,825	$7,815
Combat Systems	1,245	1,297	1,327	1,661	5,530
Information Systems and Technology	2,328	2,215	2,330	2,271	9,144
Marine Systems	2,122	1,978	2,075	1,897	8,072
Total	$7,476	$7,774	$7,657	$7,654	$30,561
Operating earnings:
Aerospace	$332	$424	$377	$274	$1,407
Combat Systems	187	205	209	230	831
Information Systems and Technology	237	234	239	231	941
Marine Systems	184	172	197	42	595
Corporate	(16)	(8)	(7)	(9)	(40)
Total	$924	$1,027	$1,015	$768	$3,734

Earnings per share (a)	$2.08	$2.30	$2.36	$1.89	$8.64

(a) Diluted earnings per share from continuing operations.
(b) We adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, on January 1, 2017. Our 2016 results have been restated above under ASC Topic 606 and are included to provide comparability with our 2017 forecasted results. The difference between the reported and restated results is due solely to the adoption of ASC Topic 606.

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EXHIBIT K-2
REVENUE RECOGNITION ACCOUNTING CHANGE AS OF JANUARY 1, 2017

2016 RESTATED RESULTS AND MARGINS - (UNAUDITED)
DOLLARS IN MILLIONS

	2016 RESTATED*
	1Q	2Q	3Q	4Q	Full Year
Revenue:
Aerospace	$1,781	$2,284	$1,925	$1,825	$7,815
Combat Systems	1,245	1,297	1,327	1,661	5,530
Information Systems and Technology	2,328	2,215	2,330	2,271	9,144
Marine Systems	2,122	1,978	2,075	1,897	8,072
Total	$7,476	$7,774	$7,657	$7,654	$30,561
Operating earnings:
Aerospace	$332	$424	$377	$274	$1,407
Combat Systems	187	205	209	230	831
Information Systems and Technology	237	234	239	231	941
Marine Systems	184	172	197	42	595
Corporate	(16)	(8)	(7)	(9)	(40)
Total	$924	$1,027	$1,015	$768	$3,734
Operating margin:
Aerospace	18.6%	18.6%	19.6%	15.0%	18.0%
Combat Systems	15.0%	15.8%	15.7%	13.8%	15.0%
Information Systems and Technology	10.2%	10.6%	10.3%	10.2%	10.3%
Marine Systems	8.7%	8.7%	9.5%	2.2%	7.4%
Total	12.4%	13.2%	13.3%	10.0%	12.2%

* We adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, on January 1, 2017. Our 2016 results have been restated above under ASC Topic 606 and are included to provide comparability with our 2017 forecasted results. The difference between the reported and restated results is due solely to the adoption of ASC Topic 606.

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EXHIBIT K-3
REVENUE RECOGNITION ACCOUNTING CHANGE AS OF JANUARY 1, 2017

2016 GULFSTREAM AIRCRAFT DELIVERIES - (UNAUDITED)

	1Q	2Q	3Q	4Q	Full Year

Green aircraft deliveries	31	31	30	36	128

Outfitted aircraft deliveries*	27	34	27	27	115

* We adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, on January 1, 2017. Under ASC Topic 606, aircraft revenue is recognized at a single point in time, generally when the customer accepts the fully outfitted aircraft. Our 2016 restated results in Exhibits K-1 and K-2 are based on outfitted aircraft deliveries as defined under ASC Topic 606.

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